UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2012

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, the Registrant’s Board of Directors appointed Mr. Dennis Pollack to the Board of Directors.  Mr. Pollack was appointed for a term to expire in 2014, and until his successor is elected and qualified.  The Registrant agreed, pursuant to the terms of the Agreement (the “Agreement”), dated November 4, 2011, between the Registrant and Lawrence B. Seidman, Dennis Pollack and certain affiliates of Mr. Seidman (collectively, the “Group”), to appoint one qualified person designated by the Group to its Board of Directors.  Mr. Pollack is the representative selected by the Group for such appointment.  In connection with the appointment of Mr. Pollack, the Bylaws were amended to increase the size of the Board of Directors by one.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2012, the Registrant’s Board of Directors amended Article III, Section 2, of the Registrant’s Bylaws to increase the size of the board by one person to nine members.  On that same day, the Registrant’s Board of Directors also amended Article III, Section 15, to extend the radius from the Registrant’s administrative office within which a director must maintain a permanent primary residence from 60 miles to 90 miles.  Copies of Article III, Section 2, and Article III, Section 15, of the Registrant’s Bylaws, as amended, are filed with this Form 8-K as Exhibit 3.2 and are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 3.2 – Article III, Section 2 and Article III, Section 15, of the Bylaws of TF Financial Corporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date:	January 25, 2012	By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer
(Duly Authorized Representative)